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SUITE101.COM
    Real People Helping Real People.



FOR IMMEDIATE RELEASE

                                  NEWS RELEASE



         SUITE101.COM, INC. ACCEPTS SUBSCRIPTIONS TO (US)$2.5 MILLION OF
                                   SECURITIES



Vancouver, British Columbia, March 31, 1999 - Suite101.com, Inc. (OTC BB: BOWG) announces that to date it has received and accepted subscriptions for (US) $2.5 million units at price of (US) $5.00 per unit. Each unit consists of two shares and one warrant, with each warrant entitling the holder to purchase an additional share at a price of (US) $4.50 per share until February 29, 2000. The subscription proceeds received to date represent the minimum subscription proceeds necessary to complete the offering. The maximum offering will be for up to (US) $5,000,000. Additional subscriptions will continue to be accepted through to April 12, 1999 following which the offering will close. The purpose of the offering is to provide funds to further the development of the Company's business plans and provide working capital. The securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.



CONTACT:
Nancy McLeod
Investor Relations
Suite101.com
Tel: 604-682-1400
Fax: 604-682-3277
nancym@suite101.com

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